Exhibit 24

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thierry Desmarest, Robert Castaigne and Charles Paris de Bollardière, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French corporation, and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of common shares, nominal value 10 Euros each, of TOTAL S.A. to be issued pursuant to the Total Holdings USA, Inc. 2004 Employee Shareholder Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 27th day of February, 2004.

/s/ Thierry Desmarest

Thierry Desmarest
Chairman and Chief Executive Officer, Director

/s/ Daniel Bouton

Daniel Bouton	Bertrand Collomb
Director	Director

/s/ Paul Desmarais Jr.	/s/ Jacques Friedmann

Paul Desmarais Jr.	Jacques Friedmann
Director	Director

/s/ Antoine Jeancourt-Galignani

Professor Bertrand Jacquillat	Antoine Jeancourt-Galignani
Director	Director

/s/ Anne Lauvergeon	/s/ Maurice Lippens

Anne Lauvergeon	Maurice Lippens
Director	Director

/s/ Thierry de Rudder

Michel Pébereau	Thierry de Rudder
Director	Director

/s/ Jürgen Sarrazin	/s/ Serge Tchuruk

Jürgen Sarrazin	Serge Tchuruk
Director	Director

/s/ Pierre Vaillaud

Pierre Vaillaud
Director

/s/ Robert Castaigne	/s/ Dominique Bonsergent

Robert Castaigne	Dominique Bonsergent
Executive Vice President and Chief Financial Officer	Chief Accounting Officer

/s/ Robert O. Hammond

Robert O. Hammond
Authorized Representative in the United States